UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HRPT PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

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SUPPLEMENTAL INFORMATION

The proxy statement of HRPT Properties Trust, a Maryland real estate investment trust, or the company, in connection with the company’s annual meeting of shareholders to be held on Wednesday, May 13, 2009 at 400 Centre Street, Newton, Massachusetts, 02458, at 9:30 a.m., local time, was previously filed with the Securities and Exchange Commission on March 31, 2009, and posted, together with the other proxy materials, on the internet at www.proxyvote.com on the same date.

We understand that the NYSE has designated the proposal to approve an amendment to our declaration of trust that would authorize our Board of Trustees to effect reverse splits of our common shares of beneficial interest, which is being voted on at the meeting (listed in the proxy statement as item 3 of the items to be voted upon by the company’s shareholders at the meeting), as a “routine” item for purposes of determining whether brokerage firms, banks, nominees or other institutions have discretionary voting authority to vote shares held in their name on behalf of their customers (such shares are referred to as being held “in street name”) if their customers do not instruct them how to vote their street name shares.  Accordingly, if you hold shares in street name and do not instruct your brokerage firm, bank, nominee or other institution as to how to vote your street name shares, your brokerage firm, bank, nominee or other institution may exercise its discretionary authority to vote your shares on that item 3, just as it may do so for items 1 and 2 (election of one Independent Trustee and election of one Managing Trustee) if you do not instruct it how to vote your street name shares for those items.

If the NYSE changes the designation of item 3 to a “non-routine” item, then brokerage firms, banks, nominees or other institutions would not have discretionary voting authority to vote street name shares held by them on item 3.  In that case, a “broker non-vote” would occur as a result with respect to any of those shares which were not voted because they did not receive instructions from their customers as to how to vote their street name shares.

The information in the two immediately preceding paragraphs amends and supersedes the third and fourth sentences of the eighth paragraph under the heading “Introduction”, which begins on page 1, of our previously filed and posted proxy statement for the meeting.

If you previously submitted a proxy, it is not necessary to do so again unless you wish to change your vote. Any subsequent proxy you may submit will revoke any previous proxy you submitted.